Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement to Form S-1 of our audit report dated July 26, 2023, with respect to the consolidated balance sheets of Netcapital Inc. and Subsidiaries as of April 30, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Spokane, Washington

December 15, 2023